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                                                                    Exhibit 99.1


Interleukin Genetics Receives Notice of Nasdaq Delisting; Common Stock Anticipated to Trade on OTCBB
December 10, 2002: 08:05 a.m. EST


WALTHAM, Mass. (BUSINESS WIRE) - BIOWIRE2K

Interleukin Genetics, Inc. (Nasdaq: ILGN), a personalized healthcare company, today announced that it has received notification from the Nasdaq Listing Qualifications Panel that the Panel has denied Interleukin's request for continued listing on the Nasdaq Stock Market and that its common stock will be delisted at the opening of business on December 10, 2002. Interleukin's common stock is eligible to trade on the Over-the-Counter Bulletin Board (OTCBB), and it is anticipated that it will begin trading on the OTCBB today under the symbol ILGN.

Interleukin had previously reported that it had received notification of its non-compliance with Nasdaq's $1.00 minimum bid price requirement (Marketplace Rule 4310(c)(4)) and $2,500,000 minimum stockholders' equity requirement (Rule 4310(c)(2)). These matters were addressed at a hearing before the Nasdaq Listing Qualifications Panel on November 14, 2002, and on December 9, 2002, the Panel issued its decision to delist Interleukin's common stock. Interleukin is considering requesting a review of this decision by the Nasdaq Listing and Hearing Review Council.

The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter equity securities. OTCBB securities are traded by a community of registered market makers that enter quotes and trade reports through a computer network. Information regarding the OTCBB, including stock quotes, can be found at www.otcbb.com. Investors should contact their broker for further information about executing trades in Interleukin's common stock on the OTCBB.

"This decision by Nasdaq and the move to the OTCBB does not change our strategic plan and will not affect our operations," stated Philip R. Reilly, MD, Ph.D., Chairman and Chief Executive Officer of Interleukin. "We continue to execute aggressively against our plan to close a strategic alliance over the next couple of months and to be one of the first companies to commercialize personalized healthcare."

About Interleukin

Interleukin Genetics is a biotechnology company focused on inflammation. The company uses functional genomics to develop diagnostic, therapeutic and nutraceutical products based on the genetic variations in people to help prevent or treat diseases of inflammation. Interleukin's TARxGET (Translating Advanced Research in Genomics into more Effective Therapeutics) programs focus on the areas of cardiovascular disease, rheumatoid arthritis and osteoporosis and include the development of nutrigenomic products as preventive healthcare. We develop tests to assess a person's risk for heart disease and osteoporosis as well as a test to help doctors and patients choose the best course of therapy for rheumatoid arthritis. These products will result in prolonged wellness, improve patient care, and may lead to better allocation of healthcare resources. In addition to its research partnerships with numerous academic centers in the U.S. and Europe, Interleukin's corporate collaborators include the leading healthcare organizations, Kaiser Permanente and UnitedHealth Group. For more information about Interleukin and its ongoing programs, please visit http://www.ilgenetics.com.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) including statements regarding the expectations about our future growth and operating results, our ability to develop and commercialize our products, entering into one or more strategic alliances on favorable terms with a well-funded partner, the sufficiency of our current resources and the proceeds from our interim financing to fund operations through December 2002, our efforts to obtain additional financing through 2003, our requesting a review of the delisting decision by the Nasdaq Listing and Hearing Review Council and the establishment of an active trading market in our common stock on the OTCBB. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to complete one or more strategic alliances, that we may decide not to request a review of the delisting decision, our ability to raise necessary capital, complete clinical research and data analysis, meet expectations about operating through December 2002 with the proceeds from our interim financing, and meet clinical studies' endpoints, risk of market acceptance of our products, risk of technology and products obsolescence, delays in development of products, reliance on partners, competitive risks and those risks and uncertainties described in our Form 10-Q for the quarter ended September 30, 2002, as filed on November 7, 2002, and in other filings we have made with Securities and Exchange Commission. We disclaim any obligation to update these forward-looking statements.